MARATHON

Marathon Patent Group Announces 1 for 13 Reverse Stock Split

ALEXANDRIA, VA - July 19, 2013 - Marathon Patent Group, Inc. (OTCBB: MARA) (“Marathon”), a patent licensing company, announced today a 1-for-13 reverse stock split of the Company’s issued and outstanding common stock.  The reverse stock split will be effective at the opening of trading on July 22, 2013.  The Company’s common stock will trade under the symbol “MARAD” for a period of 20 business days to designate that it is trading on a post-reverse split basis.  Upon expiration of the 20 day period, the common stock will resume trading under the symbol “MARA”.  The reverse stock split was approved previously by the Company's shareholders and board of directors.

Each stockholder's percentage ownership interest in Marathon and the proportional voting power remains unchanged after the reverse stock split. In addition, the rights and privileges of the holders of Marathon common stock are unaffected by the reverse stock split. This reverse stock split will be effected pursuant to an Amendment to the Company's Amended and Restated Articles of Incorporation filed with the State of Nevada.

As a result of the implementation of the reverse stock split, every thirteen shares of issued and outstanding common stock will be converted into one share of common stock.  No fractional shares will be issued in connection with the reverse stock split and in lieu thereof, Marathon will round such share amount up to the next whole number.

The reverse stock split will reduce the number of shares of issued and outstanding common stock from 65,858,810 pre-split to approximately 5,066,063 million post-split. Proportional adjustments will be made to Marathon’s outstanding preferred stock, warrants and stock options.

The Company's common stock will also be identified under a new CUSIP number 56585W 203.

Doug Croxall, Marathon’s Founder and CEO, commented,” "This reverse split is an integral part of accelerating the company’s strategic plan focused squarely on the creation of sustainable long term shareholder value. While many companies generally affect such a split out of necessity and need, we are taking this pro-active step in pursuit of opportunity, allowing us to properly position the company within the capital markets”.

Stockholders will receive instructions or notice from the company’s transfer agent, Equity Stock Transfer, or their broker as to procedures for exchanging existing stock certificates for new book-entry shares and for the receipt of cash proceeds in lieu of fractional shares.

Additional information regarding the reverse stock split can be found in Marathon‘s proxy statement filed with the Securities and Exchange Commission on May 17, 2013, a copy of which is available in the Investors section of the company’s website, www.marathonpg.com

About Marathon Patent Group:

Based in Alexandria, VA, Marathon Patent Group is a patent licensing company serving a wide range of patent owners from Fortune 500 companies to independent inventors.  Marathon provides its clients advice and services that enable them to realize financial and strategic returns on their intellectual property rights. Marathon’s operating subsidiaries acquire patent assets, partner with patent holders, and monetize patent portfolios through actively managed patent licensing campaigns.  Marathon maintains a close working relationship with IPNav (http://www.ipnav.com), a global leader in full service patent monetization.  To learn more about Marathon Patent Group, visit http://www.marathonpg.com/.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR RELATIONS INQUIRIES:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

Alex Partners, LLC
Scott Wilfong, President
425-242-0891
Scott@alexpartnersllc.com

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